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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Gaylord Entertainment Company 401(k) Savings Plan
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37051) of Gaylord Entertainment Company of our report dated June 29, 2006 relating to the financial statements and supplemental schedule of the Gaylord Entertainment Company 401(k) Savings Plan which appears in this 2005 Annual Report on Form 11-K.

                     /s/ BDO Seidman, LLP

Dallas, Texas
June 29, 2006